Filed Pursuant to Rule 424(b)(3)

Registration No. 333-296710

PROSPECTUS

Up to 50,166,667 Shares of Common Stock

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This prospectus relates to the sale of up to 50,166,667 shares of our common stock that we may issue and sell to Leonite Fund I, LP, or the Selling Stockholder, pursuant to a common stock purchase agreement that we entered into with the Selling Stockholder on June 5, 2026, which we refer to as the Purchase Agreement. Please see “The Purchase Agreement” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding the Selling Stockholder.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder. However, we may receive up to $75,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of our common stock we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus.

The Selling Stockholder may sell or otherwise dispose of the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the shares of common stock being registered pursuant to this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

The Selling Stockholder will pay all brokerage fees and commissions and similar expenses. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is quoted on the OTCQX Market operated by OTC Markets Group Inc. under the symbol “CDIX.” On June 18, 2026, the closing price of our common stock on the OTCQX Market was $1.41.

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 6 of this prospectus and the reports we file with the Securities and Exchange Commission incorporated by reference in this prospectus to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2026

We have not, and the Selling Stockholder has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, and neither we nor the Selling Stockholder take any responsibility for any other information that others may give you. We and the Selling Stockholder are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus relates to the offering of our common stock. Before buying any of our common stock, you should carefully read this prospectus, any supplement to this prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus or in the documents incorporated by reference into this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or in the documents incorporated by reference into this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Information Incorporated by Reference” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Unless otherwise indicated by the context, reference in this prospectus to “we,” “us,” “our,” “our company” and similar references are to Cardiff Lexington Corporation and its consolidated subsidiaries.

Our Company

Overview

Our company is a targeted healthcare holding company dedicated to acquiring and building middle-market niche healthcare clinics, primarily in orthopedics, spine care, and pain management. Our partnership-driven culture emphasizes service excellence, teamwork, accountability, and performance.

We have a geographic specific acquisition strategy driven by targeted merger and acquisition execution across three synergistic complementary pillars:

•	Core Cash Flow – Acquiring, optimizing, and managing physician practices to drive recurring revenue and operational efficiency.

•	Asset Acquisition – Expanding our footprint through ownership of real estate assets such as ambulatory surgery centers and orthopedic clinics.

•	Finance – Retaining and managing personal injury practice accounts receivable to capture long-term income rather than selling at deep discounts, strengthening sustainable profitability.

We are focused on the acquisition of orthopedic and related modality practices with strong organic growth plans that are materially cash generative to maximize value and providing greater coverage for our patients, and diversification and risk mitigation for our stockholders.

All current revenue is derived from Nova Ortho and Spine, LLC, or Nova, which was acquired on May 31, 2021. It operates a group of regional primary specialty and ancillary care facilities across Florida and Georgia that provide traumatic injury victims with primary care evaluations, interventional pain management, and specialty consultation services, including emergency medical condition assessments. We currently focus primarily on plaintiff-related care and provide healthcare to uninsured patients. Our patients have typically been in an accident and have filed a lawsuit as a plaintiff against the defendant who is allegedly responsible for the accident as the result of negligence or another tort. We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves. From sports injuries, to sprains, strains, and fractures, our doctors are dedicated to helping patients return to active lifestyles.

We also own a real estate company, Edge View Properties, Inc., or Edge View, which we acquired on July 16, 2014. Edge View owns five (5) acres zoned medium density residential (MDR) with 12 lots already platted, six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs, and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond. Management does not currently have any plans to develop this property and expects to eventually sell the property.

Corporate Information

Our principal executive office is located at 710 East Main Street, Lexington, KY 40502 and our telephone number is (800) 530-2100. We maintain a website at www.cardifflexington.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

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The Purchase Agreement

On June 5, 2026, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder has agreed to purchase from us up to an aggregate of $25,000,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement; provided that such amount may be increased to $75,000,000 in our sole discretion (we refer to such amount as the Total Purchase Commitment).

In consideration for the Selling Stockholder’s commitment to purchase shares of common stock under the Purchase Agreement, we have agreed to issue to the Selling Stockholder a number of shares of common stock equal to $250,000 divided by the closing price of our common stock on the effective date of the registration statement of which this prospectus forms a part; provided that if the Total Purchase Commitment is increased to $75,000,000, then we have agreed to issue to the Selling Stockholder a number of additional shares of common stock equal to $500,000 divided by the closing price of our common stock on the date of such issuance, which we refer to as the Commitment Shares.

This prospectus covers the resale by the Selling Stockholder pursuant to the Purchase Agreement of up to 50,166,667 shares of our common stock, comprised of (i) up to 166,667 Commitment Shares, and (ii) up to 50,000,000 shares that we have reserved for issuance and sale to the Selling Stockholder in the future under the Purchase Agreement.

We do not have the right to commence any sales of our common stock to the Selling Stockholder under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement have been satisfied, including that the Securities and Exchange Commission, or the SEC, has declared effective the registration statement of which this prospectus forms a part. Thereafter, we may, subject to the satisfaction of certain additional conditions set forth in the Purchase Agreement, from time to time and at our sole discretion, for a period of thirty-six (36) months, on any trading day that we select, provided that the Closing Sale Price of our common stock is equal to or greater than $0.20 (unless such requirement is waived by the Selling Stockholder) and that all shares of common stock subject to all prior purchases have been properly delivered to the Selling Stockholder in accordance with the Purchase Agreement, direct the Selling Stockholder to purchase up to a number of shares of common stock equal to the lesser of (i) 40% of the lowest Daily Valued Traded of our common stock on the five (5) trading days immediately preceding the purchase date, (ii) 250,000 shares of common stock, or (iii) $250,000. For purposes of the Purchase Agreement, “Closing Sale Price” means the greater of (i) the then current book value of our common stock and (ii) the last closing trade price for our common stock on its principal trading market, as reported by Bloomberg L.P., or Bloomberg, and “Daily Value Traded” means the product obtained by multiplying the daily trading volume of our common stock during regular trading hours as reported by Bloomberg by the dollar volume-weighted average price for our common stock, as reported by Bloomberg through its “AQR” function, for such trading day.

We will control the timing and amount of any sales of our common stock to the Selling Stockholder. The purchase price of the shares that may be sold to the Selling Stockholder under the Purchase Agreement will be equal to the lesser of 97% of (i) the lowest daily volume weighted average price of our common stock as reported by Bloomberg L.P. using the AQR function for the five (5) trading days immediately preceding the applicable purchase date and (ii) the lowest trading price of a share of our common stock on the third (3rd) full trading day after the applicable purchase date; provided, however, that if the Selling Stockholder waives the requirement that the Closing Sale Price is equal to or greater than $0.20 and purchases are made at less than $0.20, then the discount shall be adjusted to 90%, and we must reimburse the Selling Stockholder for any incremental increase in trading commissions and clearing costs incurred in connection therewith. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring after the date of the Purchase Agreement.

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We may at any time terminate the Purchase Agreement without fee, penalty or cost upon five (5) trading days’ prior written notice. The Selling Stockholder may also terminate the Purchase Agreement upon ten (10) trading days’ prior written notice under certain circumstances set forth in the Purchase Agreement, which are described in detail below. The Selling Stockholder may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits us from directing the Selling Stockholder to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by the Selling Stockholder and its affiliates, would result in the Selling Stockholder and its affiliates having beneficial ownership at any single point in time of more than 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder.

Issuances of our common stock to the Selling Stockholder will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Stockholder.

Registration Rights

On June 5, 2026, we also entered into a registration rights agreement, or the Registration Rights Agreement, with the Selling Stockholder, pursuant to which we agreed to register all shares of common stock issuable to the Selling Stockholder under the Purchase Agreement, or the Registrable Securities. Pursuant to the Registration Rights Agreement, we agreed to file an initial registration statement as soon as practicable, but in no event later than the forty-fifth (45th) calendar day after the date of the Registration Rights Agreement. If at any time all Registrable Securities are not covered by the initial registration statement, and if we desire to sell additional shares to the Selling Stockholder under the Purchase Agreement, we shall then use our reasonable best efforts to file with the SEC one or more additional registration statements so as to cover all of the Registrable Securities not covered by such initial registration statement. Pursuant to the Registration Rights Agreement, we agreed to use our commercially reasonable efforts to cause each such registration statement to become effective as soon as practicable after such filing, but in no event later than the earlier of (i) the ninetieth (90th) calendar day (or the one hundred and twentieth (120th) calendar day if subject to a full review by the SEC) after the date of the Registration Rights Agreement, and (ii) the third (3rd) business day following the date we are notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be reviewed.

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The Offering

Common stock offered by the Selling Stockholder pursuant to this prospectus:	Up to 50,166,667 shares, consisting of (i) up to 166,667 Commitment Shares that may be issued to the Selling Stockholder and (ii) up to 50,000,000 additional shares that we may sell and issue to the Selling Stockholder under the Purchase Agreement.

Common stock outstanding:(1)	15,283,191 shares of common stock.

Use of proceeds:	We will not receive any proceeds from the sales of common stock included in this prospectus by the Selling Stockholder. We may receive up to $75,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of common stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion. We intend to use any net proceeds that we received under the Purchase Agreement for working capital and other general corporate purposes. See “Use of Proceeds” for more information.

Risk factors:	Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 6 of this prospectus and the reports we file with the SEC incorporated by reference in this prospectus to read about factors to consider before purchasing our securities.

Trading market and symbol:	Our common stock is quoted on the OTCQX Market under the symbol “CDIX.”

(1)	The number of shares of common stock outstanding excludes:

•	two (2) shares of common stock issuable upon the conversion of our series A preferred stock upon a transfer thereof;

•	shares of common stock issuable upon the conversion of 1,068,004 shares of our series N senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to $2,700 (subject to adjustments);

•	shares of common stock issuable upon the conversion of 449,117 shares of our series X senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest volume weighted average price of our common stock on our principal trading market during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing;

•	shares of common stock issuable upon the conversion of 1,122,091 shares of our series Y senior convertible preferred stock, which are convertible commencing on the first anniversary of the date on which our common stock begins trading on a national stock exchange into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to the lowest volume weighted average price of our common stock on our principal trading market during the five (5) trading days immediately prior to the applicable conversion date;

•	241,048 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $21.55 per share;

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•	90,002 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $5.19 per share;

•	1,332,541 shares of common stock that are reserved for issuance under our 2024 Equity Incentive Plan;

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $50,000, which is convertible into shares of common stock at a conversion price equal to the lower of $0.25 or 50% of the lowest closing price of our common stock for the ten (10) trading days immediately prior to the conversion date;

•	shares of common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $200,000, which are convertible into shares of common stock at a conversion price of $3.00 (subject to adjustment);

•	shares of common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $160,000, which are convertible into shares of common stock at a conversion price of $0.825 (subject to adjustment);

•	shares of common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $460,000, which are convertible into shares of common stock at a conversion price equal to 70% of the lowest trading price of our common stock for the twelve (12) trading days immediately prior to the conversion date;

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $225,000, which is convertible into shares of common stock at a conversion price equal to 75% of the lowest closing bid price of our common stock for the ten (10) trading days immediately prior to the conversion date; and

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $268,888.89, which is convertible into shares of common stock at a conversion price equal to 60% of the lowest trading price of our common stock for the ten (10) trading days immediately prior to the conversion date.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please also refer to the section titled “Cautionary Note Regarding Forward-Looking Statements.” In addition to the risks that we have previously disclosed, this offering is subject to the following risks.

Risks Related to this Offering

The sale or issuance of our common stock to the Selling Stockholder may cause dilution and the sale of the shares of common stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our common stock to decrease.

On June 5, 2026, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which (i) we have reserved and may issue up to 166,667 Commitment Shares as consideration for the Selling Stockholder’s commitment to purchase shares of common stock under the Purchase Agreement and (iii) the Selling Stockholder has committed to purchase up to $75,000,000 of our common stock.

The shares of our common stock that may be issued under the Purchase Agreement may be sold by us to the Selling Stockholder at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement of which this prospectus forms a part. The purchase price for the shares that we may sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to decrease.

We generally have the right to control the timing and amount of any future sales of our shares to the Selling Stockholder. Additional sales of our common stock, if any, to the Selling Stockholder will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell additional shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Further, we are not restricted from issuing additional securities in the future, including our common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct the Selling Stockholder to purchase up to $75,000,000 worth of shares of our common stock under our agreement over a 36-month period. Although the Purchase Agreement allows us to access up to $75,000,000, there can be no assurance that we will have the ability to access any or all of such amounts as a result of certain restrictions in the Purchase Agreement, including minimum stock price restrictions.

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The extent we rely on the Selling Stockholder as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure financing from other sources. If obtaining sufficient financing from the Selling Stockholder were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our financing needs. Even if we sell all $75,000,000 under the Purchase Agreement to the Selling Stockholder, we may still need additional capital to finance our future working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, preferred stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

Should the financing we require to sustain our financing needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Our management will have broad discretion over the use of the net proceeds from our sale of common stock to the Selling Stockholder. You may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to the Selling Stockholder, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used as you may deem to be appropriate. It is possible that, pending their use, we may invest those net proceeds in a manner that may not yield a favorable, or any, return for us. The manner in which our management uses such funds could have a material adverse effect on our business, financial condition, operating results and cash flows.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus and any accompanying prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. We will receive no proceeds from the sale of shares of common stock by the Selling Stockholder in this offering. However, we may receive up to $75,000,000 in aggregate gross proceeds (subject to certain limitations) under the Purchase Agreement from any sales we make to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus. It is possible that no shares will be sold under the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which could include future acquisitions. As of the date of this prospectus, we have not entered into any binding agreements for such potential future acquisitions.

Pending the uses described above, we may invest the net proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government. Our management will retain broad discretion over the allocation of the net proceeds. See “Risk Factors—Risks Related to this Offering—Our management will have broad discretion over the use of the net proceeds from our sale of common stock to the Selling Stockholder. You may not agree with how we use the proceeds and the proceeds may not be invested successfully.”

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

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THE PURCHASE AGREEMENT

General

On June 5, 2026, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder has agreed to purchase from us up to an aggregate of $25,000,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement; provided that such amount may be increased to $75,000,000 in our sole discretion (we refer to such amount as the Total Purchase Commitment).

In consideration for the Selling Stockholder’s commitment to purchase shares of common stock under the Purchase Agreement, we have agreed to issue to the Selling Stockholder a number of shares of common stock equal to $250,000 divided by the closing price of our common stock on the effective date of the registration statement of which this prospectus forms a part; provided that if the Total Purchase Commitment is increased to $75,000,000, then we have agreed to issue to the Selling Stockholder a number of additional shares of common stock equal to $500,000 divided by the closing price of our common stock on the date of such issuance, which we refer to as the Commitment Shares.

This prospectus covers the resale by the Selling Stockholder pursuant to the Purchase Agreement of up to 50,166,667 shares of our common stock, comprised of (i) up to 166,667 Commitment Shares, and (ii) up to 50,000,000 shares that we have reserved for issuance and sale to the Selling Stockholder in the future under the Purchase Agreement.

We do not have the right to commence any sales of our common stock to the Selling Stockholder under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement and summarized below have been satisfied. Thereafter, we may, subject to the satisfaction of certain additional conditions set forth in the Purchase Agreement, from time to time and at our sole discretion for a period of thirty-six (36) months, direct the Selling Stockholder to purchase shares of common stock, subject to the conditions and limitations described below. We will control the timing and amount of any sales of our common stock to the Selling Stockholder.

Issuances of our common stock to the Selling Stockholder will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Stockholder.

Purchases of Shares Under the Purchase Agreement

Under the Purchase Agreement, on any trading day that we select, provided that the Closing Sale Price of our common stock is equal to or greater than $0.20 (unless such requirement is waived by the Selling Stockholder) and that all shares of common stock subject to all prior purchases have been properly delivered to the Selling Stockholder in accordance with the Purchase Agreement, we may direct the Selling Stockholder to purchase up to a number of shares of common stock equal to the lesser of (i) 40% of the lowest Daily Valued Traded of our common stock on the five (5) trading days immediately preceding the purchase date, (ii) 250,000 shares of common stock, or (iii) $250,000. For purposes of the Purchase Agreement, “Closing Sale Price” means the greater of (i) the then current book value of our common stock and (ii) the last closing trade price for our common stock on its principal trading market, as reported by Bloomberg, and “Daily Value Traded” means the product obtained by multiplying the daily trading volume of our common stock during regular trading hours as reported by Bloomberg by the dollar volume-weighted average price for our common stock, as reported by Bloomberg through its “AQR” function, for such trading day.

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The purchase price of the shares that may be sold to the Selling Stockholder under the Purchase Agreement will be equal to the lesser of 97% of (i) the lowest daily volume weighted average price of our common stock as reported by Bloomberg L.P. using the AQR function for the five (5) trading days immediately preceding the applicable purchase date and (ii) the lowest trading price of a share of our common stock on the third (3rd) full trading day after the applicable purchase date; provided, however, that if the Selling Stockholder waives the requirement that the Closing Sale Price is equal to or greater than $0.20 and purchases are made at less than $0.20, then the discount shall be adjusted to 90%, and we must reimburse the Selling Stockholder for any incremental increase in trading commissions and clearing costs incurred in connection therewith. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring after the date of the Purchase Agreement.

Notwithstanding the foregoing, the Purchase Agreement prohibits us from directing the Selling Stockholder to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by the Selling Stockholder and its affiliates, would result in the Selling Stockholder and its affiliates having beneficial ownership at any single point in time of more than 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.

Conditions to Commencement of Purchases

Our right to commence delivering purchase notices under the Purchase Agreement, and the obligation of the Selling Stockholder to accept purchase notices under the Purchase Agreement, are subject to the initial satisfaction of certain conditions, including the following (each of which may be waived by the Selling Stockholder):

•	the continued accuracy of our representations and warranties set forth in the Purchase Agreement;

•	we shall have complied with all covenants, agreements and conditions required by the Purchase Agreement and the Registration Rights Agreement;

•	we shall have delivered a compliance certificate, in the form attached to the Purchase Agreement;

•	the registration statement of which this prospectus forms a part shall have been declared effective by the SEC and no stop order suspending the effectiveness of the registration statement or prohibiting or suspending the use of this prospectus shall have been issued;

•	we shall have timely filed all reports and other documents with the SEC, including a Current Report on Form 8-K disclosing the terms of the Purchase Agreement;

•	trading in our common stock shall not have been suspended and we shall not have received any final and non-appealable notice that the listing or quotation of our common stock shall be terminated, nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of common stock, electronic trading or book-entry services by DTC with respect to our common stock;

•	we shall have complied in all material respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the related transaction documents (which we collectively refer to as the Transaction Documents) and the consummation of the transactions contemplated thereby;

•	no statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of, or which would materially modify or delay any of the transactions contemplated by, the Transaction Documents;

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•	no action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against our company or any subsidiary, or any of the officers, directors or affiliates of our company or any subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions;

•	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as defined in the Purchase Agreement) shall have occurred and be continuing;

•	no person shall have commenced a proceeding against our company pursuant to or within the meaning of any Bankruptcy Law (as defined in the Purchase Agreement) and we shall not have, pursuant to or within the meaning of any Bankruptcy Law, (i) commenced a voluntary case, (ii) consented to the entry of an order for relief against it in an involuntary case, (iii) consented to the appointment of a custodian for all or substantially all of our property, or (iv) made a general assignment for the benefit of creditors;

•	we shall have delivered irrevocable transfer agent instructions to our transfer agent and our legal counsel shall have provided a legal opinion to our transfer agent;

•	we shall have reserved 50,000,000 shares of common stock for issuance to the Selling Stockholder under the Purchase Agreement;

•	our legal counsel shall have delivered an opinion to the Selling Stockholder, in a form reasonably agreed to by the Selling Stockholder;

•	our common stock shall not be subject to a chill for deposit at DTC, and we shall not have received a Stop Sign or other trading restriction; and

•	we shall not have entered into a Variable Rate Transaction (as defined in the Purchase Agreement), except for such Variable Rate Transactions entered into prior to the date of the Purchase Agreement.

The date on which the above conditions are satisfied is referred to herein as the Commencement Date.

Conditions to Completion of Each Purchase

Following the Commencement Date, our right to deliver purchase notices under the Purchase Agreement, and the obligation of the Selling Stockholder to accept such purchase notices under the Purchase Agreement, are subject to the satisfaction of certain conditions, including the following (each of which may be waived by the Selling Stockholder):

•	generally, the conditions to commencement set forth above must also be satisfied on the purchase date;

•	if any New Registration Statement (as defined in the Registration Rights Agreement) is required to be filed, then such New Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the New Registration Statement or prohibiting or suspending the use of the prospectus contained therein shall have been issued;

•	we shall have delivered irrevocable transfer agent instructions to our transfer agent and our legal counsel shall have provided a legal opinion to our transfer agent with respect to any post-effective amendments to the registration statement of which this prospectus forms a part or with respect any New Registration Statement;

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•	all prior shares pursuant to all prior notices shall have been delivered to the Selling Stockholder; and

•	we shall have delivered additional compliance certificates as required by the Purchase Agreement.

Termination Rights

Unless earlier terminated as set forth below, the Purchase Agreement shall terminate automatically on the earliest to occur of (i) thirty-six (36) months from the Commencement Date, (ii) the date on which the Selling Stockholder shall have purchased the Total Purchase Commitment pursuant to the Purchase Agreement, (iii) the thirtieth (30th) trading day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law (as defined in the Purchase Agreement), we commence a voluntary case or any person commences a proceeding against our company, in each case that is not discharged or dismissed prior to such thirtieth (30th) trading day, and (iv) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a custodian is appointed for our company or for all or substantially all of its property, or our company makes a general assignment for the benefit of its creditors.

The Purchase Agreement may also be terminated upon mutual agreement of the parties, or by us upon five (5) trading days’ prior written notice; provided, however, that (i) we shall have issued and delivered the Commitment Shares to the Selling Stock and shall have paid all fees and amounts to the Selling Stockholder’s counsel as required by the Purchase Agreement, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, we shall consult with and receive written consent from the Selling Stockholder and its counsel on the form and substance of such press release or other disclosure, which consent shall not be unreasonably delayed or withheld.

The Selling Stockholder shall have the right to terminate the Purchase Agreement effective upon ten (10) trading days’ prior written notice to us, if:

•	any condition, occurrence, state of facts or event constituting a Material Adverse Effect (as defined in the Purchase Agreement) has occurred and is continuing;

•	a Fundamental Transaction (as defined in the Purchase Agreement) shall have occurred;

•	the registration statement of which this prospectus forms a part or another registration statement filed pursuant to the Registration Rights Agreement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) therefor or is not declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or we are otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) trading days after notice of such failure, breach or default is delivered to us;

•	while a registration statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Selling Stockholder holds any Registrable Securities (as defined in the Registration Rights Agreement), the effectiveness of such registration statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the SEC) or such registration statement or any post-effective amendment thereto, the prospectus contained therein or any prospectus supplement thereto otherwise becomes unavailable to the Selling Stockholder for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of twenty (20) consecutive trading days, other than due to acts of the Selling Stockholder;

•	trading in our common stock shall have been suspended and such suspension continues for a period of three (3) consecutive trading days; or

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•	we are in material breach or default of the Purchase Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) trading days after notice of such breach or default is delivered to us.

No Similar Transactions

From and after the date of the Purchase Agreement until the termination of Purchase Agreement, neither our company nor any subsidiary shall issue, sell or grant any, or otherwise dispose of or issue (or enter into any agreement, plan or arrangement contemplating any of the foregoing, or seek to utilize any existing agreement, plan or arrangement to effect any of the foregoing), or announce any offer, issuance, sale or grant or other disposition or issuance of (or any agreement, plan or arrangement therefor) any common stock or securities convertible into or exercisable or exchangeable for, or that otherwise entitle the holder thereof to receive, common stock (or a combination of units thereof) in any “equity line of credit,” “at the market offering” or other similar continuous offering in which we may offer, issue or sell common stock or securities convertible into or exercisable or exchangeable for, or that otherwise entitle the holder thereof to receive, common stock (or any combination of units thereof) at a future determined price, other than (i) securities issued to the Selling Stockholder pursuant to the Purchase Agreement and any of the other Transaction Documents or pursuant to any other agreement entered into by us and the Selling Stockholder at any time after the date of the Purchase Agreement, and (ii) any securities issued upon the exercise or exchange of or conversion of any shares of common stock or convertible securities held by the Selling Stockholder at any time.

No Dilutive Issuances During Certain Periods

Neither our company nor or any subsidiary shall issue, sell or grant any right, option or warrant to purchase, or issue, sell or grant any right to reprice (or reset the purchase price therefor), or otherwise dispose of for cash (or enter into any agreement, plan or arrangement contemplating any of the foregoing, or seek to utilize any existing agreement, plan or arrangement to effect any of the foregoing), or announce any offer, issuance, sale or grant of any option or warrant to purchase or other disposition for cash (or any agreement, plan or arrangement therefor), at any time with respect to each purchase for which we have delivered to the Selling Stockholder a purchase notice, during the period beginning on the third (3rd) trading day immediately preceding the applicable purchase date and ending on the seventh (7th) trading day next following the trading day on which the Selling Stockholder has delivered the applicable total purchase price for all of the shares to be purchased by the Selling Stockholder in such purchase, any common stock or securities convertible into or exercisable or exchangeable for, or that otherwise entitle the holder thereof to receive, common stock, at an effective price per share of common stock less than the applicable purchase price per share to be sold to the Selling Stockholder, other than an Exempt Issuance (as defined in the Purchase Agreement), and the applicable purchase price shall be reduced to equal such lower price.

No Short-Selling or Hedging by the Selling Stockholder

The Selling Stockholder has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Repurchase Requirement

If, at any time prior to the earlier of the termination of the Purchase Agreement and the date on which the Selling Stockholder no longer holds any shares, we consummate an Equity Transaction (as defined below), then, upon written request by the Selling Stockholder delivered within ten (10) trading days following the public announcement of such Equity Transaction, we shall repurchase all outstanding shares issued under the Purchase Agreement (excluding the Commitment Shares) that are held by the Selling Stockholder at a cash purchase price per share equal to one hundred percent (100%) of the purchase price paid by the Selling Stockholder for such shares. If all of such shares are not repurchased within ten (10) trading days of our receipt of such written request, then, in addition to any and all available remedies to Selling Stockholder for breach of this provision, the Selling Stockholder shall be entitled to also receive interest on such amount at a rate of 2% per week thereafter, not to exceed the greatest amount allowable under all applicable law. For purposes of the Purchase Agreement, “Equity Transaction” means, whether in a single transaction or a series of related transactions, any issuance, sale, grant, or placement by our company or any subsidiary for cash proceeds of (i) equity securities (including, without limitation, common stock or preferred stock), (ii) securities or instruments convertible into or exercisable or exchangeable for any equity securities (including convertible debt, warrants, options, or other equity-linked instruments), or (iii) any security carrying the right to subscribe for or purchase equity securities or equity-linked securities, in each case with aggregate gross proceeds in excess of $1,000,000; provided, however, that “Equity Transaction” shall not include any Exempt Issuance (as defined in the Purchase Agreement).

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Fees and Expenses

Each party shall bear its own fees and expenses related to the transactions contemplated by the Purchase Agreement; provided, however, that at the completion of the first purchase under the Purchase Agreement, we agreed to pay to the Selling Stockholder (or such amount may also be withheld by the Selling Stockholder) $25,000 to be applied against the Selling Stockholder’s reasonable out-of-pocket expenses, including the legal fees and disbursements of the Selling Stockholder’s legal counsel, incurred by the Selling Stockholder in connection with the preparation, negotiation, execution and delivery of the Transaction Documents by the Selling Stockholder and its due diligence investigation of our company. We will also pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees.

Registration Rights

On June 5, 2026, we also entered into the Registration Rights Agreement with the Selling Stockholder, pursuant to which we agreed to register all shares of common stock issuable to the Selling Stockholder under the Purchase Agreement, or the Registrable Securities. Pursuant to the Registration Rights Agreement, we agreed to file an initial registration statement as soon as practicable, but in no event later than the forty-fifth (45th) calendar day after the date of the Registration Rights Agreement. If at any time all Registrable Securities are not covered by the initial registration statement, and if we desire to sell additional shares to the Selling Stockholder under the Purchase Agreement, we shall then use our reasonable best efforts to file with the SEC one or more additional registration statements so as to cover all of the Registrable Securities not covered by such initial registration statement. Pursuant to the Registration Rights Agreement, we agreed to use our commercially reasonable efforts to cause each such registration statement to become effective as soon as practicable after such filing, but in no event later than the earlier of (i) the ninetieth (90th) calendar day (or the one hundred and twentieth (120th) calendar day if subject to a full review by the SEC) after the date of the Registration Rights Agreement, and (ii) the third (3rd) business day following the date we are notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be reviewed.

Subject to Allowable Grace Periods (as defined below), we agreed to keep each registration statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 promulgated by the SEC under the Securities Act for issuances and sales of the Registrable Securities by us to the Selling Stockholder and for resales by the Selling Stockholder on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date on which the Selling Stockholder shall have sold all of the Registrable Securities covered by such registration statement and (ii) the date of termination of the Purchase Agreement if as of such termination date the Selling Stockholder holds no Registrable Securities (or, if applicable, the date on which such securities cease to be Registrable Securities after the date of termination of the Purchase Agreement).

Notwithstanding anything to the contrary contained in the Registration Rights Agreement, at any time after the effective date of a particular registration statement, we may, upon written notice to the Selling Stockholder, suspend the Selling Stockholder’s use of any prospectus that is a part of any registration statement (in which event the Selling Stockholder shall discontinue sales of the Registrable Securities pursuant to such registration statement, but may, in its sole discretion, settle any previously made sales of Registrable Securities) if we (i) are pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and we determine in good faith that (A) our ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such registration statement or (B) such transaction renders us unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause any registration statement (or such filings) to be used by the Selling Stockholder or to promptly amend or supplement any registration statement on a post effective basis, as applicable, or (ii) have experienced some other material non-public event the disclosure of which at such time, in our good faith judgment, would materially adversely affect our company (we refer to each such period as an Allowable Grace Period); provided, however, that in no event shall the Selling Stockholder be suspended from selling Registrable Securities pursuant to any registration statement for a period that exceeds twenty (20) consecutive trading days or an aggregate of forty-five (45) days in any 365-day period. Notwithstanding the foregoing, if we are obligated in accordance with the terms of the Purchase Agreement to deliver shares to a transferee of the Selling Stockholder in connection with any resale of Registrable Securities with respect to which the Selling Stockholder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular registration statement to the extent applicable, in each case prior to the Selling Stockholder’s receipt of the notice of an Allowable Grace Period and for which the Selling Stockholder has not yet settled, we shall deliver shares to such transferee in accordance with the terms of the Purchase Agreement.

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Effect of Performance of the Purchase Agreement on Our Stockholders

All 50,166,667 shares registered herein that may be issued or sold by us to the Selling Stockholder under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered pursuant to the Purchase Agreement, excluding the Commitment Shares, will be sold to the Selling Stockholder over a period of up to thirty-six (36) months commencing on the Commencement Date. The resale by the Selling Stockholder of a significant amount of shares registered in this offering, at any given time during the pendency of this offering, could cause the market price of our common stock to decline and to be volatile. Sales of our common stock to the Selling Stockholder, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to the Selling Stockholder and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct the Selling Stockholder to purchase up to $25,000,000 of our common stock; provided that such amount may be increased to $75,000,000 in our sole discretion. The number of shares ultimately offered for resale by the Selling Stockholder under this prospectus is dependent upon the number of shares we direct the Selling Stockholder to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from the Selling Stockholder from our sale of shares to the Selling Stockholder under the Purchase Agreement at varying purchase prices:

	$25 Million Total Purchase Commitment			$75 Million Total Purchase Commitment
Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued	Percentage of Outstanding Shares After Giving Effect to Issuance(1)	Proceeds from the Sale of Shares	Number of Registered Shares to be Issued	Percentage of Outstanding Shares After Giving Effect to Issuance(1)	Proceeds from the Sale of Shares
$0.20	125,000,000	89.11%	$25,000,000	375,000,000	96.08%	$75,000,000
$0.50	50,000,000	76.59%	$25,000,000	150,000,000	90.75%	$75,000,000
$1.00	25,000,000	62.06%	$25,000,000	75,000,000	83.07%	$75,000,000
$1.50	16,666,667	52.17%	$25,000,000	50,000,000	76.59%	$75,000,000
$2.00	12,500,000	44.99%	$25,000,000	37,500,000	71.05%	$75,000,000
$2.50	10,000,000	39.55%	$25,000,000	30,000,000	66.25%	$75,000,000
$3.00	8,333,333	35.29%	$25,000,000	25,000,000	62.06%	$75,000,000

(1)	The denominator is based on 15,283,191 shares outstanding as of the date of this prospectus, adjusted to include the number of shares set forth in the column titled “Number of Registered Shares to be Issued,” which we would have sold to the Selling Stockholder, assuming the purchase price in the adjacent column. The numerator is based on the number of shares issuable under the Purchase Agreement, set forth in the column titled “Number of Registered Shares to be Issued,” at the corresponding assumed purchase price set forth in the adjacent column. The table does not give effect to the Beneficial Ownership Cap.

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SELLING STOCKHOLDER

This prospectus relates to the possible resale by the Selling Stockholder of shares of our common stock that may be issued to the Selling Stockholder pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement.

The Selling Stockholder may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we may issue to it from time to time at our discretion under the Purchase Agreement. The Selling Stockholder may sell some, all or none of its shares. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

The following table presents information regarding the Selling Stockholder and the shares that it may offer and sell from time to time under this prospectus. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each purchase date, the number of shares that may actually be sold by us to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The table is prepared based on information supplied to us by the Selling Stockholder and reflects its holdings as of the date of this prospectus. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the Selling Stockholder has not had any material relationship with us within the past three years. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The percentage of shares beneficially owned prior to the offering is based on 15,283,191 shares of our common stock outstanding as of the date of this prospectus.

Name of Beneficial Owner	Shares Beneficially Owned Prior to this Offering		Number of Shares Being	Shares Beneficially Owned After this Offering(1)
	Shares	%	Offered	Shares	%
Leonite Fund I, LP (2)	0	–	50,166,667	0	–

(1)	Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the Selling Stockholder is under no obligation known to us to sell any shares of common stock at this time.

(2)	The number of shares being offered includes up to 166,667 Commitment Shares that may be issued to the Selling Stockholder pursuant to the Purchase Agreement and up to 50,000,000 additional shares of common stock that we may issue and sell to the Selling Stockholder pursuant to the Purchase Agreement. Avi Geller is the Chief Investment Officer of the Selling Stockholder and may be deemed to beneficially own the securities held by it. Mr. Geller disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The business address of the Selling Stockholder is 600 East Crescent Ave, Suite 104, Upper Saddle River, NJ 07458.

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PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the Selling Stockholder. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer will receive commissions from it that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our common stock sold by the Selling Stockholder may be less than or in excess of customary commissions.  Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our common stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock offered by this prospectus.

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We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our common stock covered by this prospectus by the Selling Stockholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we have agreed to issue the Commitment Shares to the Selling Stockholder in accordance with the Purchase Agreement. We have also paid $25,000 in cash to the Selling Stockholder as reimbursement for the reasonable, out-of-pocket expenses incurred by it, including the legal fees and disbursements of its legal counsel, in connection with its due diligence investigation of our company and in connection with the preparation, negotiation and execution of the Purchase Agreement.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The Selling Stockholder has represented to us that at no time prior to the date of the Purchase Agreement has it or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. The Selling Stockholder has agreed that during the term of the Purchase Agreement, neither it, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the Selling Stockholder.

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DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 10, 2026.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fennemore Craig P.C.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2025 and 2024 have been incorporated by reference in this prospectus in reliance upon the report of GBQ Partners LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on our consolidated financial statements contains an explanatory paragraph regarding our company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cardifflexington.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 10, 2026;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 13, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2026, February 3, 2026 and June 11, 2026; and

•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 10, 2026, including any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or such prospectus supplement to the extent that a statement contained in this prospectus or such prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Cardiff Lexington Corporation, Attn: Secretary, 710 East Main Street, Lexington, KY 40502, or by calling us at (800) 530-2100.

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Up to 50,166,667 Shares of Common Stock

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PROSPECTUS

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June 18, 2026